TOUCHSTONE STRATEGIC TRUST

                      AMENDMENT TO RESTATED AGREEMENT AND
                             DECLARATION OF TRUST


         The undersigned hereby certifies that she is the duly elected Secretary of Touchstone Strategic Trust and that pursuant to Section 4.1 of the Restated Agreement and Declaration of Trust of Touchstone Strategic Trust, the Trustees, at a meeting on September 21, 2000, at which a quorum was present, adopted the following resolutions:

         RESOLVED, that the principal place of business of the Trust be changed to "221 East Fourth Street, Cincinnati, Ohio 45202"; and

         FURTHER RESOLVED, that the address of the Trust's resident agent in Massachusetts be changed to "101 Federal Street, Boston, Massachusetts 02110; and

         FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended to reflect the change in the address of the Trust and its resident agent; and

         FURTHER RESOLVED, that the officers of the Trust be and they hereby are authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

         The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that said Amendment is to be effective as of October 9, 2000, and that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Restated Agreement and Declaration of Trust.

         WITNESS my hand this 21st day of September, 2000


                                             /s/ Tina D. Hosking
                                             ------------------------------
                                              Tina D. Hosking, Secretary



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                         TOUCHSTONE STRATEGIC TRUST
            AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

     The undersigned hereby certifies that she is the duly elected Secretary of Touchstone Strategic Trust and that pursuant to Section 4.1 of the Restated Agreement and Declaration of Trust of Touchstone Strategic Trust, the Trustees, at a meeting on December 21, 2000, at which a quorum was present, adopted the following resolutions:

                 "WHEREAS, the issuance of Class B shares by the
                  International Equity Fund, the Emerging Growth Fund, the Aggressive Growth Fund, the Growth/Value Fund, the Equity Fund, the Enhanced 30 Fund, the Value Plus Fund and the Utility Fund (the `Class B Funds') is in the best interests of each Fund and its shareholders; and

                  THEREFORE, BE IT RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell Class B shares of the Class B Funds from time to time at their respective prices per share of not less than the respective net asset values thereof; and

                  FURTHER RESOLVED, that such issuance and sale be made substantially in conformity with and subject to all of the provisions, terms and conditions set forth in the Prospectus and Statement of Additional Information as they may be amended and/or supplemented from time to time; and

                  FURTHER RESOLVED, that when any of the Class B shares of the Class B Funds shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and non-assessable by the Trust; and

                  FURTHER RESOLVED, that the officers of the Trust are authorized and directed to take all action as they deem necessary or desirable in order to carry out the foregoing resolutions."

     The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that said Amendment is to be effective as of May 1, 2001, and that she is causing this Certificate to be signed and filed as provided in
Section 7.4 of the Restated Agreement and Declaration of Trust.

             WITNESS my hand this 27th day of March, 2001.


                                           /s/ Tina D. Hosking
                                           --------------------------------
                                            Tina D. Hosking, Secretary